Subsidiaries of Bird Global, Inc. Entity Name Jurisdiction of Formation Bird Rides, Inc. Delaware Bird China Limited Hong Kong Shanghai Bird Trading Co., Ltd. 上海昊驰商贸有限公司 China Bird Rides Holding (US), LLC Delaware Bird Rides Argentina, S. de R.L. Argentina Bird Rides Mexico, S. de R.L. de C.V. Mexico Bird Rides International Holding, Inc. Delaware Bird Rides APAC Holding Limited Hong Kong Bird Rides Australia Pty Ltd Australia Bird Rides Canada ULC Canada Bird Rides Europe B.V. Netherlands BIRD KOREA, CO., LTD. Korea Bird Poland Rides Sp. z o.o. Poland Bird Rides Austria GmbH Austria Bird Rides Belgium BV Belgium Bird Rides Brazil Aluguel de Equipamentos Limitada Brazil Bird Rides Denmark ApS Denmark Bird Rides Finland Ab Finland Bird Rides France SARL France Bird Rides Germany GmbH Germany Bird Rides Holding B.V. Netherlands Bird Poland Rides Sp. z o.o. Poland Bird Rides Belgium BV Belgium Bird Rides Brazil Aluguel de Equipamentos Limitada Brazil BirdRides Switzerland GmbH Switzerland FASTBIRD RIDES PORTUGAL, UNIPESSOAL LDA Portugal Bird Rides Israel Ltd. Israel Bird Rides Italy S.r.l. Italy Bird Rides Luxembourg Sarl Luxembourg Bird Rides Norway AS Norway Bird Rides Spain, S.L. Spain Bird Rides Sweden AB Sweden Bird Rides UK Limited United Kingdom LMTS BR GP SARL Luxembourg LMTS Holding S.C.A. Luxembourg LMTS Adria d.o.o. Croatia LMTS Australia Pty Ltd. Australia LMTS Belgium BV Belgium V-Step BVBA Belgium LMTS Denmark ApS Denmark LMTS Doha LLC Qatar LMTS Doha SPC LLC Qatar LMTS Germany GmbH Germany Sacoora GmbH Germany LMTS Goflash Spain S.L.U. Spain KOKO Kicksharing S.L. Spain LMTS Gulf Scooters LLC United Arab Emirates LMTS DELIVERY SERVICES L.L.C United Arab Emirates LMTS Gulf Scooters LLC - Abu Dhabi branch United Arab Emirates LMTS Gulf Scooters LLC - RAK branch United Arab Emirates LMTS Gulf Scooters WLL Bahrain Exhibit 21.1

LMTS Holding Limited Hong Kong LMTS Italy SRL Italy LMTS Norway AS Norway LMTS Portugal, Unipessoal LDA Portugal LMTS Red White GmbH Austria LMTS Sweden AB Sweden LMTS Switzerland AG Switzerland Scoot Networks Iberia, S.L. Spain Scoot Networks Italy S.r.l. Italy Bird Rides Latin America Holding, Inc. Delaware Bird Rides Argentina, S. de R.L. Argentina Bird Rides Chile SpA Chile Bird Rides Colombia S.A.S. Colombia Bird Rides Mexico, S. de R.L. de C.V. Mexico Bird US Holdco, LLC Delaware Bird US Opco, LLC Delaware Scoot Rides, Inc. Delaware Scoot Networks Chile SpA Chile Bird Treasury Holdco, LLC Florida Bird Treasury Services, LLC Florida Bird Canada Scooters, Inc. B.C.